EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-186178, 333-167099, 333-22305, 333-49080, 333-104938, 333-118147 and 333-142010) of UGI Corporation of our report dated December 16, 2013 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, PA
December 16, 2013

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